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                                                                EXHIBIT (N)(2)


INDEPENDENT AUDITOR'S CONSENT

We consent to the inclusion in this Pre-Effective Amendment No. 2 to Registration Statement Nos. 333-50783 and 811-08755 of Dollar General STRYPES Trust (the "Trust") on Form N-2 of our reported dated May 18, 1998 relating to the audit of the statement of assets, liabilities and capital of the Trust and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Princeton, New Jersey
May 18, 1998